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                                                                    Exhibit 99.1


                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of the 11th of June, 2000 by and among Engage, Inc., a Delaware corporation ("Engage"), Engage Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Engage (the "Transitory Subsidiary"), and MediaBridge Technologies, Inc., a Delaware corporation (the "Company""), and, with respect to Article VI only, Standish H. O'Grady (the "Shareholder Representative"). Engage, Transitory Subsidiary, the Company and the Shareholder Representative are referred to collectively herein as the "Parties."

     This Agreement contemplates a merger of Transitory Subsidiary with and into the Company, with the Company being the surviving corporation. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files the Certificate of Merger (the "Certificate of Merger") in the form required by the General Corporation Law of the State of Delaware (the "DGCL") in accordance with
Section 251 of the DGCL, with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.2 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, on a date agreed upon by Engage and the Company, which date (the "Closing Date") shall not, without the written consent of Engage and the Company, be later than three business days after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof.

     1.3 Actions at the Closing. At the Closing:

     (a) the Company shall deliver to Engage and Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2;



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     (b) Engage and Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

     (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

     (d) Engage shall deliver a certificate for the Closing Shares (as defined below) to EquiServe LP, Engage's transfer agent, or any other bank trust company or other entity reasonably satisfactory to the Company, appointed by Engage to act as the exchange agent (the "Exchange Agent") in accordance with Section 1.7; and

     (e) Engage, the Shareholder Representative and State Street Bank, N.A. (the "Escrow Agent") shall execute and deliver the Escrow Agreement in the form attached hereto as EXHIBIT 1.3 (the "Escrow Agreement"), with such changes as may be reasonably requested by the Escrow Agent and consented to by both Engage and the Shareholder Representative, which consents shall not be unreasonably withheld, and Engage shall deliver to the Escrow Agent a certificate for the Escrow Shares being placed in Escrow (as such terms are defined below) on the Closing Date pursuant to Section 1.6.

     1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

     1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any securities of the Company, each share of capital stock of the Company outstanding immediately prior to the Effective Time shall be converted into the right to receive Engage Common Stock to the extent as provided in this Section:

     (a) DEFINITIONS.

         (i) The "Gross Merger Consideration" means Fourteen Million Five Hundred Thousand (14,500,000) shares of Engage Common Stock, subject to adjustment as provided in clauses (A), (B) and (C) below.

             (A) If the Average Closing Price (as defined herein) is greater than $24.14 but not greater than $30.00, the Gross Merger Consideration will be equal to the number of shares of Engage Common Stock, rounded to the nearest share, obtained by dividing (x) Three Hundred Fifty Million Dollars ($350,000,000) by (y) the Average Closing Price.

             (B) If the Average Closing Price is greater than $30.00, the Gross Merger Consideration will be equal to Eleven Million Six Hundred Sixty-six Thousand Six Hundred Six-Seven (11,666,667) shares of Engage Common Stock.




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             (C) The method of determining the Gross Merger Consideration shall be equitably adjusted in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Engage Common Stock between the date of this Agreement and the Effective Time.

         (ii) The "Net Merger Consideration" means the Gross Merger Consideration reduced by a number of shares of Engage Common Stock, rounded to the nearest whole share, equal to the result obtained by dividing (x) the aggregate amount of all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all accounting, banking, legal and printing expenses and regulatory filing fees), as allocated pursuant to Section 4.8 hereof, by (y) the Average Closing Price.

         (iii) The "Conversion Ratio" shall be the result obtained by dividing (x) the number of shares constituting the Net Merger Consideration less the Liquidation Preference Shares (as defined below) by (y) the number of shares of Company Common Stock equal to the sum of (A) the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, and
(B) the number of shares of Company Common Stock which would be issuable upon conversion of all Company Preferred Stock, all Company Options and all Company Warrants or any other like instruments or obligations to issue shares of Company Common Stock, if any, outstanding immediately prior to the Effective Time.

     (b) CONVERSION OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK AND SERIES C PREFERRED STOCK. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into and represent the right to receive (i) the number of shares of Engage Stock equal to the result obtained by dividing (x) the liquidation preference of such share through and including the Closing Date, as set forth in the Company's Certificate of Incorporation, by (y) the Average Closing Price and (ii) the number of shares of Engage Common Stock determined by multiplying the Conversion Ratio by one. The shares of Engage Common Stock allocated to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in accordance with clause (i) of the immediately preceding sentence plus the shares allocated to the holders of Series D Preferred Stock in accordance with
Section 1.5(c) hereof are collectively referred to in this Agreement as the "Liquidation Preference Shares." The shares of Engage Common Stock remaining after deducting from the Net Merger Consideration the Liquidation Preference Shares are collectively referred to in this Agreement as the "Common Equity Shares."

     (c) CONVERSION OF SERIES D PREFERRED STOCK. Any share of Series D Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into and represent the right to receive the number of shares of Engage Common Stock with an aggregate Average Closing Price equal to the liquidation preference of such share, as adjusted, as set forth in the Company's Certificate of Incorporation.

     (d) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting




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Shares) shall be converted into and represent the right to receive the number of shares of Engage Common Stock determined by multiplying the Conversion Ratio by one.

     (e) CANCELLATION OF SHARES. Each share of Company Common Stock and Company Preferred Stock held in the Company's treasury immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefor.

     (f) CONVERSION OF TRANSITORY SUBSIDIARY STOCK. Each share of Transitory Subsidiary Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence a share of Surviving Corporation Common Stock. The Surviving Corporation Common Stock will have the same terms as the Company Common Stock.

     1.6 Escrow.

     (a) At the Closing, there shall be withheld from the Company Shareholders and deposited into escrow (the "Escrow") to be held and disposed of in accordance with the terms of the Escrow Agreement an aggregate number of shares of Engage Common Stock equal to ten percent (10%) of the Gross Merger Consideration rounded to the nearest whole number.

     (b) At the Closing, there shall be withheld from the amount of Common Equity Shares distributed to a Company Shareholder at Closing a number of shares of Engage Common Stock (collectively, the "Escrow Shares") equal to the product, rounded to the nearest whole share, of (x) the number of Common Equity Shares such holder would have otherwise received pursuant to Section 1.5 multiplied by
(y) ten percent (10%).

     (c) At the Closing, Engage shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares for the purpose of securing the indemnification obligations of the Company Shareholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement and this Agreement.

     1.7 Exchange of Shares.

     (a) Prior to the Effective Time, Engage shall appoint the Exchange Agent to effect the exchange for the Closing Shares (as defined below) of certificates that, immediately prior to the Effective Time, represented Company Shares converted into shares of Engage Common Stock pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.9(a)). For purposes of this Agreement, the term "Closing Shares" means those Merger Shares, other than the Escrow Shares, to which the Company Shareholders are entitled upon completion of the Merger.

     (b) On the Closing Date, Engage shall deliver to the Exchange Agent, in trust for the benefit of holders of such certificates, a stock certificate (issued in the name of the Exchange




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Agent or its nominee) representing the Closing Shares. As soon as practicable after the Effective Time, Engage shall cause the Exchange Agent to send a notice and a transmittal form to each holder of a certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate in exchange for the Closing Shares issuable pursuant to Section 1.5. Each holder of a certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Closing Shares issuable pursuant to Section 1.5 plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Until properly surrendered, each such certificate shall be deemed for all purposes to evidence only the right to receive a certificate for the Closing Shares issuable pursuant to Section 1.5 and any Escrow Shares distributed to the Company Shareholders pursuant to the terms of the Escrow Agreement. Holders of certificates representing Company Common Stock shall not be entitled to receive certificates for the Merger Shares to which they would otherwise be entitled until such certificates are properly surrendered.

     (c) If any Merger Shares are to be issued in the name of a person other than the person in whose name the certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Merger Shares that (i) the certificate so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper, and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Merger Shares issuable to such holder pursuant to Section 1.5 that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Engage shall issue in exchange for such lost, stolen or destroyed certificate the Merger Shares issuable in exchange therefor pursuant to Section 1.5. The Board of Directors of Engage may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Engage a bond in such sum as it may direct as indemnity against any claim that may be made against Engage with respect to the certificate alleged to have been lost, stolen or destroyed.

     (e) No dividends or other distributions that are payable to the holders of record of Engage Common Stock as of a date on or after the Closing Date shall be paid to the Company Shareholders (as defined below) entitled by reason of the Merger to receive Merger Shares until such holders surrender their certificates for certificates representing the Merger Shares. Upon such surrender, Engage shall pay or deliver to the persons in whose name the certificates representing such Closing Shares are issued any dividends or other distributions that are payable to the holders of record of Engage Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.







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     1.8 Fractional Shares. No certificates or scrip representing fractional
Merger Shares shall be issued to former Company Shareholders upon the surrender for exchange of certificates, and such former Company Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of Engage with respect to any fractional Merger Shares that would have otherwise been issued to such former Company Shareholders. Each former Company Shareholder that would have been entitled to receive a fractional Merger Share shall receive a cash payment equal to the Average Closing Price of Engage Common Stock multiplied by the fraction of a Merger Share that such former Company Shareholder would otherwise be entitled to receive rounded to the nearest whole cent.

     1.9 Dissenting Shares.

     (a) For purposes of this Agreement, "Dissenting Shares" means (i) Company Common Stock and/or Company Preferred Stock (collectively, the "Company Shares") held as of the Effective Time by a Company Shareholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the DGCL and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive any portion of the Net Merger Consideration, unless such Company Shareholder's right to appraisal shall have ceased in accordance with Section 262 of the DGCL. If such Company Shareholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Net Merger Consideration issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, Engage shall deliver to the Exchange Agent a certificate representing the Closing Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Closing Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining Common Equity Shares to which such holder is entitled pursuant to Section 1.6 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

     (b) The Company shall give Engage (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Engage, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

     1.10 Company Options. Each option to purchase Company Common Stock issued by the Company pursuant to its stock option plans or otherwise (a "Company Option") which is not exercised prior to the Effective Time shall be canceled, and Engage shall grant with respect to each an option to acquire shares of Engage Common Stock (an "Engage Option") in accordance with the terms of Engage's stock option plan, with the following terms:






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     (a) The number of shares of Engage Common Stock for which the Engage Option may be exercised shall be equal to the product of the number of shares of Company Common Stock previously subject thereto and the Conversion Ratio, rounded down to the nearest whole share; and

     (b) The exercise price per share of Engage Common Stock for which the Engage Option may be exercised shall be equal to the exercise price per share of Company Common Stock previously subject thereto divided by the Conversion Ratio, rounded up to the nearest whole cent;

     (c) The vesting schedule shall be the same as that of the Company Option for which the Engage Option is exchanged; and

     (d) With respect to any Company Option held by a Consenting Option Holder that qualifies as an incentive stock option within the meaning of Section 422(b) of the Code, such Company Option shall be exchanged for an Engage Option that is not so qualified under Section 422(b) of the Code.

     1.11 Certificate of Incorporation and By-laws; Board of Directors;
Officers.

     (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time.

     (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time.

     (c) The Board of Directors of the Surviving Corporation immediately following the Effective Time shall be the same as the Board of Directors of Transitory Subsidiary immediately prior to the Effective Time.

     (d) The officers of the Surviving Corporation immediately following the Effective Time shall be the same as the officers of the Company immediately prior to the Effective Time.

     1.12 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, certificates are presented to Engage, the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for Merger Shares in accordance with Section 1.5, subject to
Section 1.10 and to applicable law in the case of Dissenting Shares.





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     1.14 Effect of Adoption of Agreement and Approval of Merger. The adoption of this Agreement and the approval of the Merger by the Company Shareholders shall constitute approval of this Agreement, including the provisions of Article VI hereof and the Escrow Agreement and of all of the arrangements relating thereto, including, without limitation, the placement of the Escrow Shares into Escrow and the appointment of the Shareholder Representative.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Engage that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to Engage on the date hereof (the "Disclosure Schedule"). The representations and warranties which follow are deemed to be repeated on the Closing Date. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered Sections contained in this
Article II, and the disclosures in any paragraph of the Disclosure Schedule shall not qualify any other Section in this Article II. For purposes of this
Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of those executive officers of the Company listed on EXHIBIT 2.0, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

     2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a Company Material Adverse Effect (as defined below). For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on or a material adverse change in, or group of such effects on or changes in the assets (including intangible properties), business, condition (financial or otherwise), results of operations or regulatory status of the Company and the Subsidiaries, taken as a whole (other than changes that are the effect of economic factors affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which the Company and its Subsidiaries compete); provided, however, that a Company Material Adverse Effect shall not include any adverse effect (other than a breach, default or acceleration under any Contract to which the Company or one of its Subsidiaries is a party otherwise having a material adverse effect) attributable to the Merger or the announcement thereof or the transactions contemplated thereby. Such jurisdictions are set forth on Section 2.1 to the Disclosure Schedule. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to Engage complete and accurate copies of its Certificate of Incorporation and By-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.







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     2.2 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of (a) 39,000,000 shares of Company Common Stock, of which 3,546,324 shares were issued and outstanding, and no shares were held in the treasury of the Company and (b) 18,000,000 shares of Company Preferred Stock, of which: (i) 8,200,000 shares have been designated as Series A Preferred Stock, of which 7,700,000 shares were issued and outstanding; (ii) 400,000 shares have been designated as Series B Preferred Stock, all of which were issued and outstanding; (iii) 6,900,000 shares have been designated as Series C Preferred Stock, of which 6,896,551 were issued and outstanding; (iv) 2,000,000 shares have been designated as Series D Preferred Stock, of which 1,116,978 shares were issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list as of the date of this Agreement of (i) all shareholders of the Company, indicating the number and class or series of Company Shares held by each shareholder and (for Company Shares other than Company Common Stock) the number of shares of Company Common Stock (if any) into which such Company Shares are convertible, (ii) all outstanding Company Options and Warrants, indicating (A) the holder thereof, (B) the number and class or series of shares of Company Shares subject to each Company Option and Warrant and (for Company Shares other than Company Common Stock) the number of shares of Company Common Stock (if any) into which such Company Shares are convertible, (C) the exercise price, date of grant, vesting schedule and expiration date for each Company Option or Warrant, and (D) any terms regarding the acceleration of vesting, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Common Stock that may be issued upon exercise of Company Options or Warrants and conversion of Company Preferred Stock will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Company Options and Warrants listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as listed in
Section 2.2 of the Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to preemptive rights, rights of first refusal, cosale rights or "dragalong" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, cosale rights or "dragalong" rights) of any securities of the Company that will remain in effect after the Effective Time. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

     2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by the holders of a majority of (i) the Company Shares (with the holders of Company Preferred Stock voting on an as converted basis with the holders of





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Company Common Stock), (ii) the Series A Preferred Stock, Series B Preferred
Stock and Series D Preferred Stock, voting together as a separate class, and
(iii) the Series C Preferred Stock, voting as a separate class, (together, the "Requisite Shareholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) adopted this Agreement in accordance with the provisions of the DGCL, and (ii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity. The Company has delivered to Engage executed copies of the Shareholder Support Agreement that represent agreements on behalf of holders of a sufficient number of Company Shares to constitute the Requisite Shareholder Approval.

     2.4 Noncontravention. Subject to compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including, if so desired by Engage, approval and a hearing under Sections 25121 and 25142 of the California Corporations Code, and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or the charter, By-laws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity") or other party, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument, except where such conflict, breach, default and the like have not had or could not reasonably be expected to have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or
(e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets.

     2.5 Subsidiaries.

     (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the





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number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and
(v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

     (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to Engage complete and accurate copies of the charter, By-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, By-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

     (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

     2.6 Financial Statements. The Company has provided to Engage (a) the audited consolidated (i) balance sheets as of January 31, 1999 and January 31, 2000 and (ii) statements of income, changes in shareholders' equity and cash flows of the Company as of December 31, 1997, January 31, 1999 and January 31, 2000 and for each of the fiscal years ended December 31, 1997, January 31, 1999 and January 31, 2000; and (b) the unaudited consolidated balance sheet and statements of income, changes in shareholders' equity and cash flows as of and for the three months ended as of April 30, 2000 (such balance sheet is referred to as the "Most Recent Balance Sheet" and the date thereof is the "Most Recent Balance Sheet Date. The Most Recent Balance Sheet has been reviewed by the Company's accountants. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the

Company and the Subsidiaries; provided, however, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes. A true, complete and correct description of the Company's policy regarding revenue recognition is set forth on Section 2.6 of the Disclosure Schedule, complies in all material respects with Staff Accounting Bulletin No. 101 - Revenue Recognition in Financial Statements and has been reviewed and approved by the Company's independent auditors.

     2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (n) of Section 4.5.

     2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount (as a percentage of revenues) to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet. For purposes of this
Section 2.8, "material" shall mean any liability equal to or greater than $50,000. Notwithstanding the foregoing, the Company has no balance outstanding under its credit facility with Fleet National Bank.

     2.9 Tax Matters.

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

         (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

         (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (iii) "Affiliated Group" means a group of corporations with which the Company or any Subsidiary has filed (or was required to file) consolidated, combined, unitary or similar Tax Returns.

     (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable, except for any Taxes with respect to which the failure to pay has not had and could not be expected to have a Company Material Adverse Effect. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity, except for any Taxes with respect to which the failure to withhold, collect or pay would not individually or in the aggregate, together with any fines, interest, penalties or levies, exceed $50,000.

     (c) The Company has delivered to Engage complete and accurate copies of all federal income Tax Returns of the Company since December 31, 1996 and examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 1995. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Disclosure Schedule. The Company has delivered or made available to Engage complete and accurate copies of all other Tax Returns of the Company and the Subsidiaries together with all related examination reports and statements of deficiency for all periods since December 31, 1995. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

     (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company or the Subsidiaries are subject to an election under
Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

     (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

     (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

     (g) There are no liens on any of the assets of the Company or the Subsidiaries which arose in connection with any failure or asserted failure to pay any Taxes, other than liens for current Taxes not yet due and payable.

     2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Such tangible assets, taken as a whole, are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest, except as reflected in the Financial Statements and except for liens for current taxes not yet due and payable.

     2.11 Owned Real Property. Neither the Company nor any Subsidiary owns any real property.

     2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease and the rent payable thereunder. The Company has delivered to Engage complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.12 of the Disclosure Schedule:

          (a) assuming the due execution and delivery thereof by each party thereto other than the Company, the lease or sublease is in full force and effect, legal, valid, binding and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting or relating to creditors' rights generally, and general principles of equity;

          (b) the lease or sublease will continue to be in full force and effect, legal, valid, binding and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting or relating to creditors' rights generally, and general principles of equity, immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

          (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease where such breach interferes with the use or occupancy of such property;

          (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

          (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially interfere with the use or occupancy of such property.

     2.13 Intellectual Property.

     (a) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, market and distribute the products marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially similar terms and conditions as it was immediately prior to the Closing. The Company has taken all commercially reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (u) patents and patent applications, (v) copyrights and registrations thereof, (w) computer software, data and documentation, (x) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (y) trademarks, service marks, trade names, domain names and applications and registrations therefor, and (z) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary.

     (b) To the knowledge of the Company, none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation or potential infringement, violation or misappropriation; and the Company has provided to Engage complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has provided to Engage complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

     (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property, other than nonexclusive end-user licenses entered into in the Ordinary Course of Business pursuant to the Company's standard forms of license agreement.

     (d) Section 2.13(d) of the Disclosure Schedule identifies each material item of Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

     (e) Neither the Company nor any Subsidiary has disclosed the source code for any of the software owned by the Company or a Subsidiary (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in
Section 2.13(e) of the Disclosure Schedule, and the Company has taken all commercially reasonable measures to prevent unauthorized disclosure of such source code.

     (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary, by former employees of the Company or a Subsidiary within the scope of their then-employment by the Company or a Subsidiary, or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary. No portion of such copyrightable materials was jointly developed with any third party.

     (g) The Customer Deliverables and the Internal Systems owned by the Company are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor. To the knowledge of the Company, the Customer Deliverables and the Internal Systems not owned by the Company are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

     (h) Neither the Company nor any Subsidiary is a party to any agreement that grants to any third party any rights to any intellectual property of an Affiliate of the Company (other than a Subsidiary).

     2.14 Year 2000 Compliance.

     (a) All of the Customer Deliverables currently being marketed, distributed or licensed by the Company or a Subsidiary or which previously were marketed, distributed or licensed by the Company or a Subsidiary, and all Internal Systems, are Year 2000 Compliant.

     (b) The Company has not provided any guaranty or warranty for any service or product or the effect that such service or product is Year 2000 Compliant or will not be adversely affected by virtue of the arrival of Year 2000, other than standard warranties provided by the Company in the Ordinary Course of Business pursuant to the Company's standard forms of license agreement.

     (c) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

         (i) accurately receives, records, stores, provides, recognizes and processes all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

         (ii) accurately performs all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

         (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date; in each case without human intervention, other than original data entry.

     2.15 Contracts.

     (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

         (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $75,000 per annum or having a remaining term longer than twelve months;

         (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000 per month, or (C) in which the Company or any Subsidiary has granted "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

         (iii) any agreement establishing a partnership or joint venture;

         (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

         (v) any agreement containing a noncompetition, nonsolicitation or similar covenant;

         (vi) any employment or consulting agreement and any agreement or arrangement relating to sales commissions;

         (vii) other than Company Options and offer letters, any agreement involving any officer, director or shareholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

         (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

         (ix) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

         (x) any other agreement (or group of related agreements) either involving more than $75,000 or not entered into in the Ordinary Course of Business.

                  (b) The Company has delivered to Engage a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is in full force and effect, legal, valid, binding and enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable against the Company in accordance with its terms and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract where any such breach or default individually or in the aggregate with any other such breach or default, has had or could reasonably be expected to have a Company Material Adverse Effect.

                  (c) The Company has delivered to Engage a complete and accurate copy of each Employee Agreement, Lock-Up Agreement and Shareholder Support Agreement (each as defined herein) executed as of the date of this Agreement, and a list of such executed agreements is set forth on Section 2.15(c) of the Disclosure Schedule. With respect to each agreement so listed:
(i) the agreement is in full force and effect, legal, valid, binding and enforceable against the Company and the other party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and general principles of equity, including, the application of such principles to limitations on noncompetition restrictions; (ii) the agreement will continue to be legal, valid, binding and enforceable against the Company and the other party thereto in accordance with its terms and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

     2.16 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no known set-offs or counterclaims and are, in the best judgment of the Company, current and collectible, net of the applicable reserve for bad debts on the Most Recent Balance Sheet.

     2.17 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

     2.18 Insurance. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. Each such policy will continue to be enforceable against the Company and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     2.19 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the knowledge of the Company, has been threatened against the Company or any Subsidiary which (a) seeks either damages in excess of $10,000 or equitable relief, (b) has been brought by any current or former employee of the Company or any Subsidiary, (c) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, or (d) if determined adversely to the Company's interests, could reasonably be expected to have a Company Material Adverse Effect.

     2.20 Employees.

     (a) Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, along with the position and the annual rate of compensation of each such person paid more than $50,000 per annum. Each such employee has entered into an Employee Confidential Information and Inventions Agreement with the Company or a Subsidiary, a form of which has previously been delivered to Engage. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a noncompetition agreement with the Company or any Subsidiary; forms of such agreements have previously been delivered to Engage. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. No employee of the Company is a party to an Employee Confidential Information and Inventions Agreement or noncompetition agreement with the Company which deviates from the form agreements described above.

     (b) Neither the Company nor any Subsidiary has committed any unfair labor practice or is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

     2.21 Employee Benefits.

     (a) For purposes of this Agreement, the following terms shall have the following meanings:

         (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or postretirement compensation.

         (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

     (b) Section 2.21(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans currently maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
(ii) all related trust agreements, insurance contracts and summary plan descriptions, and (iii) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to Engage. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 et seq. and Section 701 et seq. of ERISA). Without limiting the scope of the immediately preceding sentence, each Employee Benefit Plan that is or was intended to qualify for tax-advantaged status, including without limitation all Employee Benefit Plans intended to qualify under Sections 125, 129, 401(a) or 501(a) of the Code, are and at all times have been so qualified. All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. Other than as disclosed in Section 2.21(b) of the Disclosure Schedule, the Company does not maintain any unwritten Employee Benefit Plan which would result in an annual cost of more than $10,000.

     (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to a liability of $10,000 or greater to said Employee Benefit Plan or the Company.

     (d) All Employee Benefit Plans are in compliance in all material respects with all applicable laws including, without limitation, ERISA and the Code as well as all applicable regulations, rulings and orders. Without limiting the foregoing, all the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have either received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or applications for determination letters have been submitted within the time period prescribed by the Internal Revenue Service or determination letters have not been submitted for these Employee Benefit Plans as to which the Internal Revenue Service remedial amendment period has not expired. No such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Merger Closing Date.

     (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

     (f) At no time has the Company, any Subsidiary or any ERISA Affiliate contributed to or been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

     (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be provided under
Section 4980B of the Code or other applicable law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan. The costs related to or arising out of each Employee Benefit Plan which is unfunded are reported on the Company's Most Recent Balance Sheet to the extent required by GAAP. There are no material liabilities associated with any Employee Benefit Plan except as reported on the Company's Most Recent Balance Sheet or on the books and records of such Employee Benefit Plan.

     (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA (other than liabilities or benefits accrued under an Employee Benefit Plan) or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

     (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

     (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits or restricts the Company from amending or terminating any such Employee Benefit Plan. The assets of each Employee Benefit Plan that is funded may be converted to cash at any time without material reduction, adjustment or other cost.

     (k) Section 2.21(k) of the Disclosure Schedule lists each: (i) agreement with any shareholder, director, executive officer, other key employee, consultant or independent contractor of the Company or any Subsidiary including, without limitation, such agreements (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.22 Environmental Matters.

     (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

     (b) The Company is not aware of any releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to Engage). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

     (c) Set forth in Section 2.22(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to Engage.

     2.23 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except where such failure has not had or could not reasonably be expected to have a Company Material Adverse Effect. Without limiting the scope of the immediately preceding sentence, neither the Company nor any of its Subsidiaries (a) has made any contributions, payments or gifts of its property to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payments or gift is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on its books or records for any reason; (c) has made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose other than that described in the documents supporting the payment; or (d) has made any contribution, or has reimbursed any political gift or contribution made by any other Person, to candidates for public office, whether Federal, state or local, where such contribution would be in violation of applicable law.

     2.24 Customers and Suppliers. Section 2.24 of the Disclosure Schedule sets forth a list of (a) the largest twenty (20) customers of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by each such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. To the knowledge of the Company, no such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary.

     2.25 Permits. Section 2.25 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration where such suspension or cancellation has had or could reasonably be expected to have a Company Material Adverse Effect. Each such Permit will continue in full force and effect immediately following the Closing.

     2.26 Certain Business Relationships With Affiliates. Except as disclosed on
Schedule 2.15, no Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary.

     2.27 Brokers' Fees. Except as disclosed on Section 2.27 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fee or commission to any broker, finder, agent or similar party with respect to any of the transactions contemplated by this Agreement. The Company has delivered to Engage a true and correct copy of the letter obtained from that certain Company employee listed in Section 2.27 of the Disclosure Schedule confirming that such employee is not entitled to any fee or commission from the Company, Engage or any of their Affiliates with respect to any of the transactions contemplated by this Agreement.

     2.28 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records in all material respects of all actions taken at any meetings of the Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary.

     2.29 Information Statement and Proxy. The information concerning the Company supplied by the Company for inclusion in the Information Statement to be reviewed by the California Department of Corporations in connection with proceedings under Sections 25121 and 25142 of the California Corporations Code in reliance on Section 3(a)(10) of the Securities Act and sent to the Company Shareholders (the "Information Statement") or the prospectus prepared as part of the Form S-4 and sent to the Company Shareholders shall not, on the date that the Information Statement or prospectus is first mailed to the Company Shareholders, at the time of the Company's shareholders' meeting to consider this Agreement and the Merger (the "Company Shareholders Meeting") and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Information Statement or a supplement to the prospectus, the Company shall promptly inform Engage which shall file and distribute such amendment or supplement.

     2.30 Disclosure. No statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, when taken together with all the written documents, certificates and other instruments furnished or to be furnished by or on behalf of the Company pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. The Company has delivered or made available to Engage or their representatives true and complete copies of all documents which are referred to in this Article II or in the Disclosure Schedule.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                        ENGAGE AND TRANSITORY SUBSIDIARY

     Engage and Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule provided by Engage to the Company on the date hereof (the "Engage Disclosure Schedule"). The representations and warranties which follow are deemed to be repeated on the Closing Date. The Engage Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered Sections contained in this Article III, and the disclosures in any paragraph of the Engage Disclosure Schedule shall not qualify any other Section in this Article
III. For purposes of this Article III, the phrase "to the knowledge of Engage" or any phrase of similar import shall be deemed to refer to the actual knowledge of those executive officers of Engage listed on EXHIBIT 3.0, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

     3.1 Organization, Qualification and Corporate Power. Engage is, and Transitory Subsidiary will be as of the time it executes and delivers this Agreement, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Engage is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have an Engage Material Adverse Effect (as defined below). Engage has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Engage has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and By-laws. Engage and Transitory Subsidiary are not in violation of any of the provisions of their respective articles or certificates of incorporation, By-laws or other charter documents. For purposes of this Agreement, "Engage Material Adverse Effect" means a material adverse effect on or a material adverse change in, or group of such effects on or changes in, the assets (including intangible properties), business, condition (financial or otherwise), results of operations or regulatory status of Engage and its subsidiaries, taken as a whole, (other than changes that are the effect of economic factors affecting the economy as a whole or changes that are the effect of factors generally affecting the specific markets in which Engage competes); provided, however, that an Engage Material Adverse Effect shall not include any adverse effect (other than a breach, default or acceleration under any Contract to which Engage is a party otherwise having a material adverse effect) attributable to the Merger or the announcement thereof or the transactions contemplated thereby.

     3.2 Capitalization. Transitory Subsidiary is authorized to issue 3,000 shares of Transitory Subsidiary Common Stock, of which 1,000 shares were issued and outstanding as of the date of this Agreement. Engage is authorized to issue 350,000,000 shares of Engage Common Stock, of which 173,272,589 shares were issued and outstanding as of May 31, 2000, and 5,000,000 shares of preferred stock, $.01 par value per share, none of which are issued and outstanding. All of the issued and outstanding shares of Engage Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All shares of Transitory Subsidiary that are owned by Engage are free and clear of all security interests, liens, claims, pledges, agreements, limitations on Engage's voting rights, charges or other encumbrances of any nature. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights or rights of first refusal created by statute, the charter documents of Engage or any agreement to which Engage is a party. As of the date of this Agreement, except for benefit plans maintained by Engage, or as previously publicly disclosed in the Engage Reports, a press release or otherwise, there are outstanding no rights, warrants or options to purchase Engage Common Stock, respectively.

     3.3 Authorization of Transaction. Each of Engage and Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of Engage) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by Engage and Transitory Subsidiary of this Agreement and (in the case of Engage) the Escrow Agreement and the consummation by Engage and Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Engage and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by Engage and Transitory Subsidiary and constitutes a valid and binding obligation of Engage and Transitory Subsidiary, enforceable against them in accordance with its terms.

     3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws including, if so desired by Engage, approval and a hearing under Sections 25121 and 25142 of the California Corporations Code, the Exchange Act, the HSR Act and the filing of the Certificate of Merger as required by the DGCL, neither the execution and delivery by Engage or Transitory Subsidiary of this Agreement or (in the case of Engage) the Escrow Agreement, nor the consummation by Engage or Transitory Subsidiary of the transactions contemplated hereby or thereby, will
(a) conflict with or violate any provision of the charter or By-laws of Engage or Transitory Subsidiary, (b) require on the part of Engage or Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity or other party, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Engage or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Engage or Transitory Subsidiary or any of their properties or assets, except for any violation which would not adversely affect the consummation of the transactions contemplated herein.

     3.5 Reports and Financial Statements. Engage has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of: (a) Engage's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, as filed with the SEC; and (b) all other reports filed by Engage under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since July 31, 1999; (the reports listed in subsections (a) and (b) are collectively referred to herein as the "Engage Reports"). The Engage Reports constitute all of the documents required to be filed by Engage under
Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from July 31, 1999 through the date of this Agreement. The Engage Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Engage Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included in the Engage Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange
Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Engage as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of Engage.

     3.6 Absence of Material Adverse Change. Since April 30, 2000, there has occurred no event or development which has had, or could reasonably be expected to have in the future, an Engage Material Adverse Effect and Engage has not agreed to take any action outside the ordinary course of business or that would (if the action were taken immediately) constitute a breach of any of its representations and warranties contained herein.

     3.7 Litigation. Except as disclosed in the Engage Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to Engage's knowledge, threatened against Engage or any subsidiary of Engage which, if determined adversely to Engage's interests, could reasonably be expected to have an Engage Material Adverse Effect, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     3.8 Interim Operations of Transitory Subsidiary. Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

     3.9 Brokers' Fees. Neither Engage nor Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.10 Information Statement or Form S-4. The Information Statement to be reviewed by the California Department of Corporations in reliance on Section 3(a)(10) of the Securities Act and sent to the Company Shareholders or the prospectus prepared as part of the Form S-4 and sent to the Company Shareholders shall not, at the time that the Information Statement (including any amendments or supplements thereto) is approved by the California Department of Corporations in connection with proceedings under Sections 25121 and 25142 of the California Corporations Code, or the Form S-4 (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information concerning Engage and Transitory Subsidiary supplied by each such Party for inclusion in the Information Statement or prospectus shall not, on the date that the Information Statement or prospectus is first mailed to the Company Shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Engage or Transitory Subsidiary or any of their respective affiliates, officers or directors should be discovered by Engage or Transitory Subsidiary which should be set forth in an amendment to the Information Statement or a supplement to the prospectus, Engage shall promptly inform the Company and file and distribute such amendment or supplement. Notwithstanding the foregoing, Engage makes no representation or warranty with respect to any information concerning the Company contained in any of the foregoing documents which is supplied by the Company.

     3.11 Intellectual Property. Engage owns or has the right to use all Intellectual Property necessary (i) to use, market and distribute the products marketed, sold or licensed, and to provide the services provided, by Engage to other parties (together, the "Engage Customer Deliverables") or (ii) to operate Engage's internal systems that are material to the business or operations of Engage, including, without limitation, computer hardware systems, software applications and embedded systems (the "Engage Internal Systems"; the Intellectual Property owned by or licensed to Engage and incorporated in or underlying the Engage Customer Deliverables or the Engage Internal Systems is referred to herein as the "Engage Intellectual Property"). Engage has taken all commercially reasonable measures to protect the proprietary nature of each item of Engage Intellectual Property.

                                   ARTICLE IV
                                    COVENANTS

     4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

     4.2 Governmental and Third Party Notices and Consents.

     (a) Each Party shall use its Reasonable Best Efforts to obtain, at its own expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that, notwithstanding anything to the contrary in this Agreement, Engage shall not be obligated (A) to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the HSR Act except to the extent it elects to do so in their sole discretion or (B) to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of Engage or its Affiliates. Filing fees relating to any required filings under the HSR Act shall be paid in equal parts by Engage and the Company.

     (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

     4.3 Shareholder Approval.

     (a) The Company shall use its best efforts to obtain, as promptly as practicable, the Requisite Shareholder Approval, either at a special meeting of shareholders or pursuant to a written shareholder consent, all in accordance with the applicable requirements of the DGCL. In connection with such special meeting of shareholders or written shareholder consent, the Company shall provide to its shareholders a written proxy or information statement (the "Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Shareholders, the escrow arrangements and the authority of the Shareholder Representative, and a statement that the adoption of this Agreement by the shareholders of the Company shall constitute approval of such terms), (B) all of the information required by Section 3(a)(10) of the Securities Act, if applicable, and (C) a statement that appraisal rights are available for the Company Shares pursuant to the DGCL and a copy of Section 262 of the DGCL. Engage agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until Engage has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by Engage (which approval may not be unreasonably withheld or delayed). If the Requisite Shareholder Approval is obtained without the solicitation of all shareholders entitled to vote, the Company shall send, pursuant to Section 228 of the DGCL, a written notice to all shareholders of the Company at least ten days prior to the Effective Time informing them that this Agreement and the Merger were adopted and approved by the shareholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the DGCL (which notice shall include a copy of Section 262 of the DGCL), and shall promptly inform Engage of the date on which such notice was sent.

     (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

     (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by Engage or Transitory Subsidiary for inclusion in the Disclosure Statement).

     (d) Engage and Transitory Subsidiary shall ensure that any information furnished by such party to the Company for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     4.4 Ancillary Agreements; Audit. To the extent not obtained prior to the date hereof, the Company shall use its Reasonable Best Efforts to obtain:

         (i) from each Company Shareholder and each holder of Company Options an executed lock-up agreement in the form attached hereto as EXHIBIT 4.4(I) (the "Lock-Up Agreement"); provided, however, that the Company shall not be required to seek to obtain an executed Lock-Up Agreement from any holder of Company Common Stock who is not an employee and who does not own more than 3,000 shares of Company Common Stock;

         (ii) from each employee of the Company executed copies of each Employee Agreement in the form attached hereto as EXHIBIT 4.4(II) (the "Employee Agreement");

         (iii) the termination of the Security Agreement made December 21, 1998 by the Company to Adobe Ventures II, L.P. and the Security Agreement made October 19, 1999 between the Company and Adobe Ventures III, L.P. (together, the "Adobe Security Agreements");

         (iv) the consent of the requisite holders of Company Shares to terminate the Second Amended and Restated Rights Agreement dated May 17, 2000 (the "Company Rights Agreement") by and among the Company and certain of the Company Shareholders; and

         (v) the approval of the requisite disinterested holders of Company Shares to approve any payment that absent such approval might be treated as an "excess parachute payment" under Section 280G of the Code, which approval shall satisfy in all material respects the criteria set forth in Proposed Treasury Regulation Section 1.280G-1, Q & A -7(a)-(e); and

         (vi) the audited financial statements of the Company as of and for the fiscal year ended January 31, 2000, including the signed report of Arthur Andersen LLP with respect thereto.

     4.5 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect; provided, however, that in any event, the Company shall adhere to operating parameters that are mutually acceptable to Engage and the Company. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of Engage:

     (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Company Options or Warrants outstanding on the date hereof), or amend any of the terms of (including, without limitation, the vesting of) any such convertible securities or Company Options or Warrants, except as expressly contemplated by this Agreement; provided, however, that with Engage's consent, which shall not be unreasonably withheld, delayed or conditioned, the Company may grant to newly hired employees options to purchase Company Common Stock under the Company Option Plans, provided such employees execute an Employee Agreement, and provided, further, that in granting its consent, Engage may take into consideration the relative amount of options an employee of similar rank or responsibility of Engage customarily holds;

     (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

     (c) create, incur or assume any indebtedness (including obligations in respect of capital leases) greater than $10,000 in any single transaction or $100,000 in the aggregate, except as set forth on EXHIBIT 4.5(c); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

     (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 2.21(k); or increase in any manner the compensation or fringe benefits of, or modify the employment terms (including, without limitation, modifications of title) of, its directors, officers or employees, generally or individually; or pay any bonus or other benefit to its directors, officers or employees, other than those arrangements to which the Company is obligated as of the date hereof; or change any sales commission plans for current or future periods; or terminate any group health plan that covers, as of the date of this Agreement, current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate or their beneficiaries; or pay any pension or retirement allowance to any Person not required by an existing plan or agreement;

     (e) acquire, sell, lease, license or dispose of any assets or property (including, without limitation, any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

     (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest other than pursuant to existing credit facilities or equipment leases in the Ordinary Course of Business;

     (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

     (h) amend its charter, By-laws or other organizational documents;

     (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

     (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

     (k) make or commit to make any capital expenditure in excess of $75,000 per item or $250,000 in the aggregate, or such additional amounts which may be approved by Engage, such approval not to be unreasonably withheld or delayed, other than those purchase orders to which the Company is obligated to pay as of the date hereof, except as described in EXHIBIT 4.5(C);

     (l) make any amendment in any material respect to the Company's operating budget for the year ending January 31, 2001, a copy of which is attached hereto as EXHIBIT 4.5(L);

     (m) institute or settle any Legal Proceeding;

     (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in
(i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

     (o) agree in writing or otherwise to take any of the foregoing actions.

Further, prior to the Closing, without the prior written consent of Engage or as otherwise expressly provided herein, the Company will not, and will not permit any of its Subsidiaries, to enter into any Contract or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty of the Company to be untrue in any respect or be required to be disclosed on the Disclosure Schedule; or take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger as set forth in Article V not being satisfied or in a violation of this Agreement; or take or omit to be taken any action which reasonably could be expected to have a Company Material Adverse Effect.

     4.6 Access to Information.

     (a) The Company shall (and shall cause each Subsidiary to) permit representatives of Engage to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries), at Engage's sole expense, to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

     (b) As soon as available but not later than thirty days after the end of each month ending prior to the Closing Date, beginning with the end of June, 2000, the Company shall furnish to Engage an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

     4.7 Exclusivity.

     (a) The Company shall not, and the Company shall require each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than Engage) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary, (ii) furnish any nonpublic information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than Engage) or (iii) engage in discussions or negotiations with any party (other than Engage) concerning any such transaction.

     (b) Promptly after the execution and delivery of this Agreement the Company shall notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify Engage of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

     4.8 Expenses. Except as set forth in Section 4.2, Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including, without limitation, all legal, accounting and broker fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses associated with any consent or approval of any Governmental Entity or other party that the Company is required to obtain pursuant to this Agreement. Notwithstanding the foregoing, the Company shall be responsible for all out-of-pocket costs incurred in connection with the preparation, filing (including the registration fee) and printing and distribution of any Disclosure Statement or Form S-4. At the Effective Time, the Company shall have reached a final settlement of and paid all fees and expenses that the Company has incurred or is otherwise obligated to pay in connection with this Agreement and the transactions contemplated hereby, including without limitation the fees and expenses described on and limited by
EXHIBIT 4.8, all of which shall be deemed to by expenses for purposes of Section 1.5(a)(ii) of this Agreement.

     4.9 Qualification of Merger Shares.

     (a) Engage shall use its best efforts to file with the California Department of Corporations an Application for Fairness Hearing and Qualification by Permit to issue the Merger Shares pursuant to the exemption from registration under the Securities Act contained in Section 3(a)(10) thereof and pursuant to a permit issued under Section 25113 of the California Corporate Securities Law of 1968 (the "Section 3(a)(10) Applications"). In the event that Engage determines that it is unable to file the Section 3(a)(10) Applications, such party may prepare and file with the SEC a Registration Statement on Form S-4 (or similar form) covering the Merger Shares (the "Form S-4") to register the Merger Shares under the Securities Act. The Company agrees to cooperate with Engage in the preparation of the Section 3(a)(10) Applications and/or the Form S-4.

     (b) Each Party shall, promptly upon request, furnish each other Party with all information as may be reasonably necessary or advisable in connection with the Disclosure Statement or the Form S-4 or any other statement, filing, notice or application made by or on behalf of Engage, the Company or any of their respective subsidiaries to any Governmental Entity in connection with the Disclosure Statement, the Form S-4 or any "Blue Sky" permits and approvals.

     (c) The Company shall cause the Disclosure Statement or the proxy statement--prospectus that is a part of the Form S-4 to be mailed to their respective stockholders as promptly as practicable after the approval of the
Section 3(a)(10) Applications or the Form S-4 is declared effective under the Securities Act.

     (d) The Company shall use its Reasonable Best Efforts to cause to be delivered to Engage letters from its independent auditors dated the date on which the Disclosure Statement or the Form S-4 or last amendment thereto shall become effective, and dated the Closing Date, and addressed to Engage and the Company, with respect to the Company's consolidated financial position and the results of operations, which letters shall be based on SAS 72 and certain agreed-upon procedures, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions, and each in form and substance which is reasonably satisfactory to Engage.

     4.10 Listing of Merger Shares. Engage shall promptly file an Additional Shares Notification form to list the Merger Shares on the Nasdaq National Market.

     4.11 Exercise of Warrants. The Company shall use its Reasonable Best Efforts to cause all of the Warrants to be validly exercised by the holders of the Warrants or canceled prior to the Closing Date.

     4.12 Treatment of the Merger for Income Tax Purposes; Tax Matters.

     (a) Each of the Parties expect and intend that the Merger will qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Code. Each of the Parties hereby covenants and agrees (i) to file all Tax Returns in a manner consistent in all respects with such expectations and intentions, and (ii) not to voluntarily undertake any action outside of the Ordinary Course of Business which would cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     (b) All tax sharing agreements or similar agreements with respect to or involving the Company and the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and the Subsidiaries shall not be bound thereby or have any liability thereunder.

     (c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with this Agreement, shall be paid by the Company Shareholders when due, and the Company Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Engage will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documents.

     4.13 Termination of Acceleration Provisions; Amendment for Cause and Good Reason. Except as provided on EXHIBIT 4.13(A), the Company shall use its Reasonable Best Efforts to terminate any and all arrangements or agreements that would give rise to the acceleration of any employee benefits under any Company Employee Benefit Plan solely by virtue of this Agreement and the transactions contemplated hereby, it being acknowledged that the acceleration provisions in the Company Option Plans, as modified in accordance with any Employee Agreement, remain in full force and effect. Without limiting the foregoing, the Company shall take such actions as are necessary to amend any Employee Benefit Plan including the Company Option Plans, and the related instruments issued thereunder, in a manner consistent with this Section 4.13. The Company shall amend the Stock Option Plans to delete the definitions of "Cause" and "Good Reason" as set forth therein and shall substitute in lieu thereof the definitions for such terms as set forth on EXHIBIT 4.13(B).

     4.14 Notice of Developments. Each Party shall promptly notify the other Party of (i) any change or event having a Company Material Adverse Effect or an Engage Material Adverse Effect, as applicable, on it or its ability to perform its obligations under this Agreement or which it believes would or may be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or to preclude the satisfaction of one or more of the conditions set forth in Article V and (ii) any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the

Disclosure Schedule or the Engage Disclosure Schedule, as applicable, or which is necessary to correct any information in Disclosure Schedule or the Engage Disclosure Schedule, as applicable, which has been rendered inaccurate thereby; provided, however, that any such disclosure shall not have any effect for the purpose of determining the accuracy of any representation or warranty when made, for determining satisfaction of the conditions set forth in Article V, or for determining the compliance by the Company with any other provision of this Agreement.

     4.15 Certain Employee Agreements

     Except as otherwise expressly provided in and contemplated by this Agreement, Engage and the Surviving Corporation and its subsidiaries shall honor in accordance with their terms all contracts, agreements and commitments of the Company and its subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of the Company and which are disclosed in the Disclosure Schedule; provided, THAT, the foregoing shall not prevent Engage or the Surviving Corporation from administering and enforcing such contracts, agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement or commitment.

     4.16 Employee Benefit Matters

     (a) Engage agrees to provide the employees of the Company who remain employed after the Closing Date (collectively, the "Transferred Company Employees") with the types and levels of employee benefits maintained by Engage for similarly situated employees of Engage. As soon as administratively practicable after the Effective Time, Engage shall permit the Transferred Company Employees to participate in Engage's group hospitalization, medical, life and disability insurance plans, defined benefit pension plan, thrift plan, severance plan and similar plans, on the same terms and conditions as applicable to comparable employees of Engage (including the waiver of pre-existing conditions, restrictions, exclusions or limitations), giving Transferred Company Employees full credit for all "years of service," as that term is defined in
Section 411(a)(5) of the Code, with the Company and its Subsidiaries (to the extent the Company gave effect) as if such service was with Engage, for purposes of eligibility, vesting and calculation of benefits under vacation, severance and other plans, but not for benefit accrual purposes under Engage defined benefit pension plan.

     (b) Notwithstanding anything to the contrary contained herein, Engage shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plans and programs of the Company to the extent permitted by and in accordance with the terms of such plans and programs; provided, however, that Engage shall continue to maintain the Company plans (other than stock based or incentive plans) until the Transferred Company Employees are permitted to participate in Engage's obligations, if any, under ERISA, as amended by the Consolidated Omnibus Budget Reconciliation Act of 1985 and/or the Health Insurance Portability and Accountability Act of 1996 with respect to the rights of Transferred Company Employees and their qualified beneficiaries in connection with the group health plan maintain by the Company as of the Effective Time.

     (c) Subject to this Section 4.16, the Company shall terminate each Employee Benefit Plan designated by Engage for termination effective as of the Closing Date and, if so requested by Engage, shall amend each such other Employee Benefit Plan as may be designated by Engage for amendment to cease accrual of additional benefits under such plan and/or to make such other amendments as Engage may request, all such amendments to be effective as of the Closing Date.

     4.17 Indemnification

     (a) Engage shall not after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company and the applicable charter documents of the subsidiaries for the benefit of any individual who served as a director or officer of the Company or any of its subsidiaries at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to act or omissions of such individuals prior to the Effective Time

     (b) From and after the Effective Time, Engage agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company and any of the subsidiaries (the "Indemnified Executives") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law (and Engage and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification). Without limiting the scope of the foregoing, nothing contained in this Agreement shall obligate Engage or the Surviving Corporation to indemnify an Indemnified Executive with respect to his, her or its knowing fraud, criminal activity or intentional breach of any covenant or agreement contained in this Agreement or relating to a breach of any other agreement between an Indemnified Executive and Engage or the Company or any Subsidiary.

     (c) In the event Engage or any of its successors or assigns (i) consolidates with or mergers into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Engage assume the obligations set forth in this Section 4.17.

     (d) The provisions of this Section 4.17 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Executive and his or her heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Executive and his or her heirs and representatives may have under the By-laws of the Company or any of its Subsidiaries, any contract or applicable law.


                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

     5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement and the Merger shall have received the Requisite Shareholder Approval;

     (b) all applicable waiting periods (and any extensions thereof) under the HSR Act relating to the Merger shall have expired or otherwise been terminated;

     (c) the California Department of Corporations shall have approved the
Section 3(a)(10) Applications and issued a permit qualifying the Merger Shares pursuant to Section 25113 of the California Corporate Securities Law of 1968, as amended, or the Form S-4 of Engage shall have been declared effective by the SEC and there shall not be in effect any stop order suspending the effectiveness of the permits or the Form S-4 or any proceedings seeking such a stop order;

     (d) all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency (all of the foregoing being referred to as "Consents") which are necessary for the consummation of the Merger, other than those specified in Section 5.1(b) and (c), shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect; and

     (e) no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraints or prohibition preventing the consummation of the Merger or materially limiting or restricting Engage's conduct or operation of the business of Engage or the Company after the Closing Date shall have been issued, nor shall any proceedings brought by any Governmental Entity seeking any of the foregoing be pending, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which would affect the effectiveness of the Merger.

     5.2 Conditions to Obligations of Engage and Transitory Subsidiary. The obligation of each of Engage and Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by Engage) of the following additional conditions:

     (a) the number of Dissenting Shares shall not exceed three percent (3%) of the number of outstanding shares of Company Common Stock as of the Effective Time (calculated after giving effect to the conversion into Company Common Stock of all outstanding Company Preferred Stock);

     (b) any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by the Company, shall have been obtained by the Company;

     (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

     (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

     (e) the Company shall have delivered to Engage and Transitory Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clause (a) of Section 5.1 and clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

     (f) Engage shall have received from Nutter, McClennen & Fish, LLP, in a form reasonably satisfactory to Engage, an opinion to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, addressed to Engage and dated as of the Closing Date, which opinion shall rely in part upon customary and reasonable representation letters from each of Engage, Transitory Subsidiary and the Company; provided, that if Nutter, McClennen & Fish, LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to Engage;

     (g) Engage shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and the Subsidiaries (other than any such resignations which Engage designates, by written notice to the Company, as unnecessary);

     (h) Engage shall have received such other certificates and instruments (including, without limitation, certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

     (i) Engage shall have received an executed Lock-Up Agreement from (i) each holder of Company Preferred Stock and (ii) the holders of shares of Company Common Stock and Company Options representing at least 95% of the Company Common Stock, assuming, for purposes of this clause, the full exercise of all Company Options; provided, however, that the Company shall not be required to obtain an executed Lock-Up Agreement from any holder of Company Common Stock who is not an employee and who does not own more than 3,000 shares of Company Common Stock;

     (j) Engage shall have received from each of the employees listed on EXHIBIT 5.2(J) and from at least 95% of the employees of the Company with an annual base salary of $50,000 or greater, executed copies of each Employee Agreement and the Lock-Up Agreement;

     (k) none of the individuals set forth on EXHIBIT 5.2(J) shall have resigned from the Company or indicated their intent to resign from the Company;

     (l) the Escrow Agreement shall have been executed and delivered by the parties thereto;

     (m) all of the outstanding Warrants shall have been exercised or canceled pursuant to the terms thereof, provided that, with respect to the Warrants issued in connection with the Series C Preferred Stock financing (the "Series C Warrants"), if the Closing takes place prior to January 31, 2001, Engage shall have received a waiver from the holders of a majority of the Company Common Stock underlying the Series C Warrants confirming that the Series C Warrants will terminate without becoming exercisable upon completion of the Merger;

     (n) except as set forth on EXHIBIT 4.13(A), the Company shall have terminated any and all arrangements or agreements that would give rise to the acceleration of any employee benefits under any Company Employee Benefit Plan (including, without limitation, the vesting of any Company Options) solely by virtue of this Agreement and the transactions contemplated hereby, and the Company shall have received all necessary consents, approvals or agreements to permit such termination;

     (o) Engage shall have received a final statement of all fees and expenses incurred or to be incurred by the Company or which the Company is otherwise obligated to pay in connection with this Agreement and the transactions contemplated hereby, the payment of such fees and expenses shall not have exceeded the amounts set forth on EXHIBIT 4.8;

     (p) the Company Rights Agreement and the Adobe Security Agreements shall have been terminated, and Engage shall have received evidence reasonably satisfactory to Engage to that effect;

     (q) Engage shall have received the audited financial statements of the Company as of and for the fiscal year ended January 31, 2000, including the signed report of Arthur Andersen LLP with respect thereto;

     (r) the Company shall have amended the Stock Option Plans as provided in
Section 4.13 of this Agreement; and

     (q) the requisite number of disinterested holders of Company Shares shall have approved any payment that absent such approval might be treated as an "excess parachute payment" under Section 280G of the Code, which approval shall have satisfied in all material respects the criteria set forth in Proposed Treasury Regulation Section 1.280G-1, Q & A -7(a)-(e).

     5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

     (a) Engage shall have filed an Additional Shares Notification form with the Nasdaq National Market concerning the Merger Shares;

     (b) Engage shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of Engage;

     (c) the representations and warranties of Engage and Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section 3.3 and any representations and warranties of Engage and Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of Engage and Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

     (d) each of Engage and Transitory Subsidiary shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

     (e) any and all permits, consents, waivers, clearances, approvals and authorizations of all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received or obtained by Engage, shall have been obtained by Engage;

     (f) Engage shall have delivered to the Company a certificate (the "Engage Certificate") to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.3 is satisfied in all respects;

     (g) the Company shall have received from Hale and Dorr LLP an opinion, in a form reasonably satisfactory to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, addressed to the Company and dated as of the Closing Date, which opinion shall rely in part upon customary and reasonable representation letters from each of Engage, Transitory

Subsidiary and the Company; provided, that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Nutter, McClennen & Fish, LLP renders such opinion to the Company;

     (h) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of Engage and Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.


                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 Survival of Representations and Warranties.

     (a) Except as otherwise provided in this Agreement, all representations and warranties contained in this Agreement and the Company Certificate shall (i) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (ii) expire on the first anniversary of the Closing Date.

     (b) For the purposes of the indemnification provided under Section 6.3 of this Agreement, (i) the representations and warranties set forth in Sections 2.1, 2.2 and 2.3 (and the portion of the Company Certificate relating thereto) shall survive the Closing indefinitely, and (ii) the representations and warranties set forth in Sections 2.9, 2.22 and 2.23 (and the portion of the Company Certificate relating thereto) shall survive until the expiration of all statutes of limitation applicable to the matters referred to therein.

     (c) If an Indemnified Party (as defined below) delivers a Claim Notice (as defined below) to the Shareholder Representative before expiration of a representation or warranty, concerning either a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice.

     6.2 Escrow Agreement. The Escrow Agreement is intended to secure, and be the sole source of the indemnification obligations to Engage and its respective directors, officers, employees and Affiliates (an "Indemnified Party" and, collectively, the "Indemnified Parties") under Sections 6.3 and 6.4 of this Agreement and will constitute and adjustment to the Net Merger Consideration. If the Merger has occurred, any indemnification payment owed by the Company Shareholders shall be payable in additional shares of Engage Common Stock with the value of such shares being deemed to be equal to the Average Closing Price of the Engage Common Stock.

     6.3 Sole Indemnification. Subject to the limitations set forth in this
Article VI, the Company Shareholders shall indemnify each of the Indemnified Parties in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, reasonable costs of third party investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation, Engage or any Affiliate thereof resulting from, relating to or constituting:

         (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

         (ii) any of the matters set forth on EXHIBIT 6.3, which indemnification shall be made without regard to the limitation in Section 6.5(a) of this Agreement;

         (iii) any failure of any Company Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Shareholder, free and clear of all Security Interests that would prohibit the exchange of Company Shares in the Merger, or would prevent Engage from having good, valid and marketable title to the issued and outstanding Company Shares;

         (iv) any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon, the following causes of action that accrued prior to the Effective Time: (A) ownership or rights to ownership of, or other adverse claim against, any shares of stock of the Company; (B) any right of a shareholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the DGCL), including any option, preemptive rights or rights to notice or to vote; or (C) any right under the Certificate of Incorporation or By-laws of the Company;

         (v) any obligation of the Company or any Subsidiary relating to the failure to pay Taxes; or

         (vi) any fee or expense incurred by the Company or any Subsidiary in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all accounting, banking, legal and printing expenses and regulatory filing fees) that was not properly deducted from Gross Merger Consideration pursuant to Section 1.5(a)(ii) of this Agreement, which indemnification shall be made without regard to the limitation in Section 6.5(a) of this Agreement.

     6.4 [Reserved]

     6.5 Limitation

     (a) Notwithstanding anything contained to the contrary in this Agreement, except with respect to (a) knowing fraud, criminal activity or intentional breach of any covenant or agreement contained in this Agreement or relating to a breach of any ancillary agreement or any other agreement executed by the Company or any Company Shareholder pursuant to this Agreement, and (b) the matters set forth on EXHIBIT 6.3 or in Section 6.3(vi), the Company Shareholders shall be liable under this Article VI only if the aggregate Damages exceeds Three Hundred Fifty Thousand Dollars ($350,000), in which case, the Company Shareholders shall be liable for the entire amount of such Damages, subject to the limitations set forth in Sections 6.5(b) and (c).

     (b) The indemnification of Engage and the Surviving Corporation by the Company Shareholders shall be without personal liability of or personal recourse against any Company Shareholder and the sole recourse of Engage and the Surviving Corporation against any Company Shareholder shall be against the Escrow.

     (c) The provisions of this Article VI shall constitute the sole and exclusive remedy of Engage and the Surviving Corporation with respect to any and all claims for money damages arising under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations on the liability of each Company Shareholder set forth in Section 6.5 relate to each Company Shareholder solely in his, her or its capacity as a shareholder of the Company and shall not be construed to limit his, her or its liability with respect to any other capacity he, she or it may have or have had with the Company.

     6.6 Indemnification Claims.

     (a) An Indemnified Party entitled, or seeking to assert rights, to indemnification under this Article VI shall give written notification to the Shareholder Representative of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this
Article VI may be sought. Such notification shall be given within twenty (20) business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Shareholder Representative shall relieve the indemnifying party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within twenty days after delivery of such notification, the Shareholder Representative may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Shareholder Representative may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which indemnification is available under this Article VI and (ii) the Shareholder Representative may not assume control of the defense of a suit or proceeding, or any portion of a suit or proceeding, involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Shareholder Representative does not so assume control of such defense, the Indemnified Party shall control such defense at the indemnifying parties' expense. The party not controlling such defense (the "Noncontrolling Party") may participate therein at its own expense; provided that if the Shareholder Representative assumes control of such defense and the Indemnified Party reasonably concludes that the Shareholder Representative and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Noncontrolling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Noncontrolling Party with respect thereto. The Noncontrolling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise reasonably cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Shareholder Representative shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Shareholder Representative agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Shareholder Representative, which shall not be unreasonably withheld or delayed.

     (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Shareholder Representative which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnified Party shall also provide a copy of the Claim Notice to the Escrow Agent.

     (c) Within twenty (20) business days after delivery of a Claim Notice, the Shareholder Representative shall deliver to the Indemnified Party a written response (the "Response") in which the Shareholder Representative shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Shareholder Representative to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Shareholder Representative and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Engage such number of Escrow Shares as have an aggregate Average Closing Price equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Shareholder Representative and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to Engage such number of Escrow Shares as have an aggregate Average Closing Price equal to the Agreed Amount) or
(iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Shareholder Representative in the Response disputes its liability for all or part of the Claimed Amount, the Shareholder Representative and the Indemnified Party shall follow the procedures set forth in Section 6.6(d) for the resolution of such dispute (a "Dispute").

     (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Shareholder Representative and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Shareholder Representative and the Indemnified Party shall submit the Dispute to arbitration as provided below. Except with respect to an action seeking specific performance or another equitable remedy, any dispute shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award shall take place in Boston, Massachusetts and be administered by the AAA. The Parties agree to act in good faith to mutually select an arbitrator. The decision of the arbitrator shall be binding on the Parties or their successors and any judgment rendered by such arbitrator may be enforced by any court of competent jurisdiction. Each Party shall bear its own expenses in connection with such arbitration unless otherwise ordered by the arbitrator. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Shareholder Representative and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to arbitration, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to Engage and/or the Company Shareholders (which notice shall be consistent with the terms of the resolution of the Dispute).

     (e) Notwithstanding the other provisions of this Section 6.6, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Shareholder Representative, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Shareholder Representative to dispute the Indemnified

Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI); provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third party claimants shall be determinative of the amount of any claim against the Escrow Shares.

     (f) The Shareholder Representative shall have full power and authority on behalf of each indemnifying shareholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Shareholders under this Article VI. The Shareholder Representative shall have no liability to any beneficiary of the Escrow or any Company Shareholder for any action taken or omitted as Shareholder Representative pursuant to this Article VI.

     (g) If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Shareholder Representative; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in Escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Shareholder Representative and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Shareholders in accordance with the terms of the Escrow Agreement.

     6.7 No Right of Contribution. No Company Shareholder shall have any right of contribution against Engage, the Company, the Surviving Corporation or any of Engage's Affiliates with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

     6.8 Shareholder Representative.

     (a) The Shareholder Representative is hereby constituted and appointed as agent for and on behalf of the Company Shareholders with respect to this Article
VI. The Shareholder Representative shall incur no liability to the Company Shareholders with respect to any action taken or suffered by he, she or it in reliance upon any note, direction, instruction, consent, statement or other documents believed by he, she or it to be genuinely and duly authorized, nor for other action or inaction except his, her or its own willful misconduct or gross negligence. The Shareholder Representative may, in all questions arising under this Agreement, rely on the advice of counsel and the Shareholder Representative shall not be liable to the Company Shareholders for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice.

     (b) In the event of the death or permanent disability of the Shareholder Representative, or its resignation as an Shareholder Representative, a successor Shareholder Representative shall be elected by a majority vote of the Company Shareholders, with each such Company Shareholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Indemnifying Shareholder immediately prior to the Effective Time. Each successor Shareholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include successor Shareholder Representative.

     (c) The Shareholder Representative shall have full power and authority to represent the Company Shareholders, and their successors, with respect to all matters arising under this Article VI and all actions taken by any Shareholder Representative hereunder shall be binding upon the Company Shareholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority to interpret all of the terms and provisions of this Article VI, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Indemnifying Shareholders and their successors. All actions to be taken by the Shareholder Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.


                                   ARTICLE VII
                                   TERMINATION

     7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Shareholder Approval), as provided below:

     (a) the Parties may terminate this Agreement by mutual written consent;

     (b) Engage may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by Engage to the Company of written notice of such breach;

     (c) the Company may terminate this Agreement by giving written notice to Engage in the event Engage or Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to Engage of written notice of such breach;

     (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Shareholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Shareholder Approval;

     (e) Engage may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before October 31, 2000 in the event that the Section 3(a)(10) Applications have been approved or November 30, 2000 if Engage were unable to receive approval of the Section 3(a)(10) Applications and filed Form S-4 thereafter, by reason of the failure of any condition precedent under Section
5.1 or 5.2 hereof (unless the failure results primarily from a breach by Engage or Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

     (f) the Company may terminate this Agreement by giving written notice to Engage and Transitory Subsidiary if the Closing shall not have occurred on or before October 31, 2000 in the event that the Section 3(a)(10) Applications have been approved or November 30, 2000 if Engage were unable to receive approval of the Section 3(a)(10) Applications and filed Form S-4 thereafter, by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).


                                  ARTICLE VIII
                                   DEFINITIONS


     8.1 DEFINITIONS.

     "AAA" has the meaning set forth in Section 6.6(d).

     "Adobe Security Agreements" has the meaning set forth in Section 4.4.

     "Affiliate" has the meaning set forth in Section 2.15.

     "Affiliated Group" has the meaning set forth in Section 2.9.

     "Agreed Amount" has the meaning set forth in Section 6.6.

     "Agreement" means this Agreement and Plan of Merger by and among the Parties.

     "Average Closing Price" means the average of the last reported sale price of Engage Common Stock on the Nasdaq National Market for the fifteen consecutive full trading days ending three days prior to the Closing Date.

     "Cause" has the meaning set forth in Section 4.13.

     "CERCLA" has the meaning set forth in Section 2.22.

     "Certificate of Merger" has the meaning set forth in Section 1.1.

     "Claim Notice" has the meaning set forth in Section 6.6.

     "Claimed Amount" has the meaning set forth in Section 6.6.

     "Closing" has the meaning set forth in Section 1.2.

     "Closing Date" has the meaning set forth in Section 1.2.

     "Closing Shares" means those Merger Shares, other than the Escrow Shares, to which the Company Shareholders are entitled upon completion of the Merger.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means MediaBridge Technologies, Inc., a Delaware corporation.

     "Company Common Stock" means the common stock of the Company, par value $0.001 per share.

     "Company Material Adverse Effect" has the meaning set forth in Section 2.1.

     "Company Option" has the meaning set forth in Section 1.10.

     "Company Option Plans" mean the Company's 1994 Stock Option Plan and the 1997 Stock Option Plan.

     "Company Shareholders" means the holders of record of shares of Company Common Stock or any series of Company Preferred Stock immediately prior to the Effective Time.

     "Company Shareholders Meeting" has the meaning set forth in Section 2.29.

     "Company Shares" has the meaning set forth in Section 1.9.

     "Consenting Option Holder" means a holder of a Company Option that has executed the Employee Agreement.

     "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, benefit plan or practice or other agreement, arrangement, obligation, instrument or commitment of any nature, whether written or oral.

     "Controlling Party" has the meaning set forth in Section 6.6.

     "Conversion Ratio" has the meaning set forth in Section 1.5.

     "Customer Deliverables" has the meaning set forth in Section 2.13.

     "Damages" has the meaning set forth in Section 6.3.

     "DGCL" means the Delaware General Corporation Law as in effect at the relevant time.

     "Dispute" has the meaning set forth in Section 6.6.






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


     "Disclosure Statement" has the meaning set forth in Section 4.3.

     "Employee Agreements" has the meaning set forth in Section 4.4.

     "Employee Benefit Plan" has the meaning set forth in Section 2.21.

     "Engage" means Engage, Inc., a Delaware corporation.

     "Engage Certificate" has the meaning set forth in Section 5.3.

     "Engage Disclosure Schedule" has the meaning set forth in Article III.

     "Engage Material Adverse Effect" has the meaning set forth in Section 3.1.

     "Engage Option" has the meaning set forth in Section 1.10.

     "Escrow" has the meaning set forth in Section 1.6.

     "Escrow Agent" has the meaning set forth in Section 1.3.

     "Escrow Agreement" has the meaning set forth in Section 1.3.

     "Escrow Shares" has the meaning set forth in Section 1.6.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" has the meaning set forth in Section 1.3.

     "Expected Claim Notice" has the meaning set forth in Section 6.1.

     "Financial Statement" has the meaning set forth in Section 2.6.

     "Form S-4" has the meaning set forth in Section 4.9.

     "GAAP" has the meaning set forth in Section 2.6.

     "Governmental Entity" has the meaning set forth in Section 2.4.

     "Gross Merger Consideration" has the meaning set forth in Section 1.5.

     "HSR Act" has the meaning set forth in Section 2.4.

     "Information Statement" has the meaning set forth in Section 2.29.

     "Indemnified Party" has the meaning set forth in Section 6.2.








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


     "Internal Systems" has the meaning set forth in Section 2.13.

     "Intellectual Property" has the meaning set forth in Section 2.13.

     "Legal Proceeding" has the meaning set forth in Section 2.19.

     "Liquidation Preference Shares" has the meaning set forth in Section 1.5.

     "Lock-Up Agreement" has the meaning set forth in Section 4.4.

     "Merger" has the meaning set forth in Section 1.1.

     "Merger Shares" means the shares of Engage Common Stock comprising the Net Merger Consideration.

     "Most Recent Balance Sheet" has the meaning set forth in Section 2.6.

     "Net Merger Consideration" has the meaning set forth in Section 1.5.

     "Noncontrolling Party" has the meaning set forth in Section 6.6.

     "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

     "Parties" means Engage, the Company, Transitory Subsidiary and the Shareholder Representative.

     "Permits" has the meaning set forth in Section 2.25.

     "Reasonable Best Efforts" has the meaning set forth in Section 4.1.

     "Requisite Shareholder Approval" has the meaning set forth in Section 2.3.

     "Requisite Regulatory Approvals" has the meaning set forth in Section 5.1.

     "Response" has the meaning set forth in Section 6.6.

     "SEC" means the United States Securities and Exchange Commission.

     "Section 3(a)(10) Applications" has the meaning set forth in Section 4.9.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Company and not material to the Company.

     "Series A Preferred Stock" means the Series A Preferred Stock of the Company, par value $0.001 per share.

     "Series B Preferred Stock" means the Series B Preferred Stock of the Company, par value $0.001 per share.

     "Series C Preferred Stock" means the Series C Preferred Stock of the Company, par value $0.001 per share.

     "Series C Warrants" has the meaning set forth in Section 5.2.

     "Series D Preferred Stock" means the Series D Preferred Stock of the Company, par value $0.001 per share.

     "Shareholder Representative" means Standish H. O'Grady.

     "Shareholder Support Agreement" means those certain agreements executed as of the date hereof providing that each Company Shareholder that is a party to such agreement agrees (i) to vote all Company Shares that are beneficially owned by him, her or it in favor of the adoption of this Agreement and the approval of the Merger, (ii) not to vote any Company Shares in favor of any other acquisition (whether by way of merger, consolidation, share exchange, stock purchase or asset purchase) of all or a majority of the outstanding capital stock or assets of the Company, (iii) otherwise to use his, her or its Reasonable Best Efforts to obtain the Requisite Shareholder Approval and (iv) to join in the indemnification obligations of the Company Shareholders under
Article VI hereof.

     "Software" has the meaning set forth in Section 2.13.

     "Subsidiary" has the meaning set forth in Section 2.5.

     "Surviving Corporation" has the meaning set forth in Section 1.1.

     "Transitory Subsidiary" means Engage Subsidiary, Inc., a Delaware corporation.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use Reasonable Best Efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, that, (a) the provisions of Article I concerning the issuance of the Merger Shares are intended for the benefit of and shall be enforceable by the Company Shareholders and their heirs and representatives, (b) the provisions of Section 1.10 are intended for the benefit of and shall be enforceable by the holders of Company Options and their heirs and representatives, (c) the provisions of Section 4.18 are intended for the benefit of and shall be enforceable by the Indemnified Executives and their heirs and representatives, and (d) the provisions of Sections 4.16 and 4.17 are intended for the benefit of and shall be enforceable by the employees of the Company and its Subsidiaries and their heirs and representatives.

     9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

     9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of Engage.

     9.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The delivery of a signature page of this Agreement by one Party to the each of the other Parties via facsimile transmission shall constitute the execution and delivery of this Agreement by the transmitting Party.

     9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for






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

next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Engage or Transitory Subsidiary:

                  Engage, Inc.
                  100 Brickstone Square, 1st Floor
                  Andover, MA 01810
                  Attention: General Counsel
                  Telephone: (978) 684-3884
                  Telecopy:  (978) 684-3877

With a copy to:

                  Nutter, McClennen & Fish, LLP
                  One International Place
                  Boston, MA 02110-2699
                  Attention: Constantine Alexander, Esquire
                             Michael K. Krebs, Esquire
                  Telephone: (617) 439-2000
                  Telecopy:  (617) 310-9000

If to the Company:

                  MediaBridge Technologies, Inc.
                  100 Nagog Park
                  Acton, MA 01720-3428
                  Attention: Robert Angelo
                  Telephone: (978) 795-7000
                  Telecopy:  (978) 795-7126

With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA 02109
                  Attention: John A. Burgess, Esquire
                  Telephone: (617) 526-6000
                  Telecopy:  (617) 526-5000






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

If to the Shareholder Representative:

                  Standish H. O'Grady
                  c/o H & Q Venture Associates LLC
                  One Bush Street
                  San Francisco, CA  94104
                  Telephone: (415) 591-7701
                  Telecopy:  (415) 399-4529

     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, and to the extent applicable, the DGCL, in each case, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing Date; provided, however, that any amendment effected subsequent to the Requisite Shareholder Approval shall be subject to any restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Engage and the Company, and no amendment of any provision of Article VI of this Agreement shall be valid unless the same shall also be by the Shareholder Representative. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable







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

and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     9.11 Construction.

     (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

     (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     (c) The Company shall be deemed to have delivered documents or other materials to Engage pursuant to this Agreement if the Company has delivered such documents or materials to the authorized representatives of Engage.









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


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                               ENGAGE, INC.


                                               By: /s/ Michael Baker
                                                  ---------------------------
                                                  Its: V.P. and General Counsel

                                               ENGAGE SUBSIDIARY, INC.


                                               By: /s/ Michael Baker
                                                  ---------------------------
                                                  Its: Secretary

                                               MEDIABRIDGE TECHNOLOGIES, INC.


                                               By: /s/ Robert F. Angelo
                                                  ---------------------------
                                                  Its: CEO




                    SHAREHOLDER REPRESENTATIVE ACKNOWLEDGMENT

     The undersigned is executing this Agreement solely for the purpose of acknowledging its agreement to serve as Shareholder Representative pursuant to the terms more fully set forth herein.


                                               /s/ Standish H. O'Grady
                                                  ---------------------------
                                                  Standish H. O'Grady












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